Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Energy Transfer Partners, L.P. of our reports dated February 21, 2014 and February 19, 2013 relating to the financial statements of Midcontinent Express Pipeline LLC, which appear in Exhibits 99.3 and 99.4, respectively, of Regency Energy Partners LP’s Annual Report on Form 10-K for the year ended December 31, 2013. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Houston, Texas

February 26, 2015